For More Information:

Jim McCubbin, EVP & CFO	Brett Maas or Dave Fore
WidePoint Corporation	Hayden IR
7926 Jones Branch Drive, Suite 520	(646) 536-7331
McLean, VA 22102	brett@haydenir.com
(703) 349-2577
jmccubbin@widepoint.com

WidePoint Corporation Announces Full Year 2013 Financial Results

Strategic Investments in 2013, End of Year Compass and DHS Awards, Cert on Device Launch, and Capital Raise Position Company for Growth

WASHINGTON, March 31, 2014 /PRNewswire/ -- WidePoint Corporation (NYSE Mkt: WYY), a leading provider of enterprise-wide Managed Mobility Solutions featuring mobile telecommunications management, cybersecurity, identity and data assurance, and consulting solutions deliverable in a secured environment, today announced financial results for the full-year ended December 31, 2013.

Business Highlights

o	Awarded $600 Million Blanket Purchase Agreement by the Department of Homeland Security (DHS)
o	Entered into a Global Master Services Agreement with Compass Group PLC
o	Developed and launched secured, cloud-based, Identity Service (IDS) ‘Certificate-on-Device’ for all types of mobile devices
o	Developed and launched ePassport Verification Services
o	Developed and launched Federally-Compliant Credentialed Healthcare IT Solution
o	Developed and launched Secure Cloud Service for Privileged User Access across hybrid cloud environments in January 2014
o	Awarded wireless managed service contracts by the Centers for Disease Control and Prevention (CDC) and the Federal Communications Commission (FCC)
o	Partnered with Truphone, a global mobile network, to provide for international coverage
o	Expanded Channel Partnership with National Professional Services Company
o	Provided SaaS-based, Customized Mobile TEM Platform for Regional TEM Company
o	Selected by Gartner Inc. for inclusion in its Magic Quadrant for Managed Mobility Services
o	Completed $12.5 million public offering of common stock

Full year 2013 Financial Highlights

•	Net revenue decreased 16% to $46.8 million from $55.8 million in in 2012.
•	Gross margin increased to 26% of revenue as compared to 25% in 2012.
•	Loss from operations was approximately $1.2 million compared to income from operations of approximately $1.0 million in 2012.
•	Net loss for the year was approximately $1.7 million as compared to net income of approximately $0.8 million in 2012.

“In addition to the many recent key accomplishments realized by the Company, we consciously invested in our business and made several key sales and marketing hires during 2013 to broaden our skills and expertise and to improve our reach into new target markets.” Steve Komar, CEO, WidePoint, commented. Mr. Komar further stated, “With our recent product launches, new partnerships, and our successful capital raise, we believe we have repositioned the Company in 2014 for accelerating growth and profitability.”

James McCubbin, WidePoint CFO, added, “2013 was a challenging year in many respects as we managed through a range of business issues, particularly federal government sequester and debt ceiling-related purchase delays. This led to a slowly contracting pipeline of new business as well as implementation holds on business awards. We also faced a major delay on our $600 million, multi-year telecommunications management award from DHS. However, during the year we continued to make key investments into the business and pay down debt. As we move into 2014, we currently see an expanding pipeline of business that should drive increased revenue in the 2nd and 3rd quarters of this year.”

Conference Call Information

A conference call and live webcast will take place at 4:30 p.m. Eastern Time, on Monday, March 31, 2014. Anyone interested in participating should call 1- 877-941-2068 if calling within the United States or 1-480-629-9712 if calling internationally. There will be a playback available until April 14, 2014. To listen to the playback, please call 1-877-870-5176 if calling within the United States or 1-858-384-5517 if calling internationally. Please use pin number 4674898 for the replay. The call will also be accompanied live by webcast over the Internet and accessible at http://public.viavid.com/index.php?id=108326.

About WidePoint

WidePoint is a leading provider of secure, cloud-delivered, enterprise-wide information technology-based solutions that can enable enterprises and agencies to deploy fully compliant IT services in accordance with government mandated regulations and advanced system requirements. WidePoint has several major government and commercial contracts. For more information, visit www.widepoint.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This press release may contain forward-looking information within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the Exchange Act), including all statements that are not statements of historical fact regarding the intent, belief or current expectations of the company, its directors or its officers with respect to, among other things: (i) the company's financing plans; (ii) trends affecting the company's financial condition or results of operations; (iii) the company's growth strategy and operating strategy; (iv) the declaration and payment of dividends; and (v) the risk factors disclosed in the Company's periodic reports filed with the SEC. The words "may," "would," "will," "expect," "estimate," "anticipate," "believe," "intend" and similar expressions and variations thereof are intended to identify forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond the company's ability to control, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors including the risk factors disclosed in the company's Forms 10-K and 10-Q filed with the SEC.

-tables follow-

WIDEPOINT CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	DECEMBER 31,
	2013	2012

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$-	$1,857,614
Accounts receivable, net of allowance for doubtful accounts	7,612,400	6,932,366
of $30,038 and $76,886 in 2013 and 2012, respectively
Unbilled accounts receivable	1,561,030	2,969,450
Inventories	61,338	286,920
Prepaid expenses and other assets	533,944	482,389
Income taxes receivable	763	138,575
Deferred income taxes	-	473,430

Total current assets	9,769,475	13,140,744

NONCURRENT ASSETS
Property and equipment, net	1,545,951	1,428,323
Intangibles, net	3,613,271	4,969,241
Goodwill	16,618,467	16,618,467
Deferred income tax asset, net of current	4,407,630	3,346,948
Deposits and other assets	120,046	76,118

TOTAL ASSETS	$36,074,840	$39,579,841

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Line of credit advance	$916,663	$-
Short term note payable	119,336	113,018
Accounts payable	3,228,586	5,555,419
Accrued expenses	4,407,286	3,539,710
Deferred revenue	40,911	173,655
Income taxes payable	217,982	-
Deferred income taxes	700,743	-
Current portion of long-term debt	1,150,455	1,102,741
Current portion of deferred rent	78,525	51,196
Current portion of capital lease obligations	45,125	42,878

Total current liabilities	10,905,612	10,578,617

NONCURRENT LIABILITIES
Long-term debt, net of current portion	2,509,492	4,918,732
Capital lease obligation, net of current portion	57,119	102,244
Deferred rent, net of current portion	2,421	15,786
Deferred revenue	82,494	25,231
Deposits and other liabilities	1,964	1,964

Total liabilities	13,559,102	15,642,574

STOCKHOLDERS' EQUITY
Preferred stock, $0.001 par value; 10,000,000 shares
authorized; 2,045,714 shares issued and none outstanding	-	-
Common stock, $0.001 par value; 110,000,000 shares
authorized; 63,907,357 and 63,751,857 shares issued
and outstanding, respectively	63,907	63,752
Additional paid-in capital	69,867,491	69,594,390
Accumulated deficit	(47,415,660)	(45,720,875)

Total stockholders’ equity	22,515,738	23,937,267

Total liabilities and stockholders’ equity	$36,074,840	$39,579,841

WIDEPOINT CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	YEAR ENDED
	DECEMBER 31,
	2013	2012
REVENUES	$46,825,032	$55,782,742
COST OF REVENUES (including amortization and depreciation of
$1,462,995 and $1,511,267, respectively)	34,713,471	41,920,161

GROSS PROFIT	12,111,561	13,862,581

OPERATING EXPENSES
Sales and Marketing	3,125,867	2,741,799
General and Administrative Expenses (including share-based
compensation of $227,035 and $217,611, respectively,
and gain on change in fair value of contingent obligation of
$1,250,000 and $900,000, respectively)	9,872,655	9,820,695
Depreciation and Amortization	288,333	281,310

Total Operating Expenses	13,286,855	12,843,804

(LOSS) INCOME FROM OPERATIONS	(1,175,294)	1,018,777

OTHER INCOME (EXPENSE)
Interest Income	7,364	4,881
Interest Expense	(175,358)	(294,244)
Other Income (Expense)	11,267	3,200

Total Other Income (Expense)	(156,727)	(286,163)

(LOSS) INCOME BEFORE PROVISION FOR INCOME TAXES	(1,332,021)	732,614
INCOME TAX PROVISION (BENEFIT)	362,764	(99,687)

NET (LOSS) INCOME	$(1,694,785)	$832,301

BASIC EARNINGS PER SHARE	$(0.027)	$0.013
BASIC WEIGHTED-AVERAGE SHARES OUTSTANDING	63,802,275	63,474,871

DILUTED EARNINGS PER SHARE	$(0.027)	$0.013
DILUTED WEIGHTED-AVERAGE SHARES OUTSTANDING	63,802,275	63,758,632

WIDEPOINT CORPORATION AND SUBSIDIARIES

RECONCILIATION OF GAAP EARNINGS TO NON-GAAP ADJUSTED EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION (EBITDA)

	YEAR ENDED
	DECEMBER 31,
	2013	2012

NET (LOSS) INCOME	$(1,694,800)	$832,300
Adjustments to GAAP net income (loss):
Gain on change in fair value of contingent obligation	(1,250,000)	(900,000)
Depreciation and amortization	1,751,300	1,792,600
Amortization of deferred financing costs	8,700	3,100
Income tax provision (benefit)	362,800	(99,700)
Interest income	(7,400)	(4,900)
Interest expense	175,400	294,200
Other (expense) income	(11,300)	(3,200)
Provision for doubtful accounts	75,400	25,100
Inventory write-downs	200,000	52,100
Stock-based compensation expense	227,000	217,600
Avalon business combination transaction and related costs	-	12,000
Avalon integration initiatives	21,000	121,600

Adjusted EBITDA	$(141,900)	$2,342,800